EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

On August 30, 2024, SandRidge Exploration and Production, LLC (the “Purchaser”), a Delaware limited liability company and a wholly owned subsidiary of SandRidge Energy, Inc. (“SandRidge” or the “Company”), Upland Exploration, LLC, a Texas limited liability company, and Upland Operating, LLC, an Oklahoma limited liability company (together with Upland Exploration, LLC, collectively, the “Seller”) closed the transactions (collectively the “Transaction”) contemplated by the previously announced Purchase and Sale Agreement, dated July 29, 2024, as amended August 30, 2024 (the “PSA”) and the Purchaser purchased certain of Seller’s interests in oil and natural gas properties, rights, and related assets in the Cherokee play of the Western Anadarko Basin (the “Assets”) for $123.8 million (the “Closing”), subject to a customary final post-closing settlement between Purchaser and Seller. The Company funded the closing payment with cash on hand.

The following unaudited pro forma condensed combined statements of operations are derived from the historical consolidated financial statements of SandRidge and the Seller’s statements of revenues and direct operating expenses for the period from January 1, 2023 through September 30, 2024, adjusted to give effect to the Transaction as if it had been consummated on January 1, 2023.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Quarterly Report on Form 10-Q for the nine months ended September 30, 2024 and the historical Statements of Revenues and Direct Operating Expenses of the Assets for the six months ended June 30, 2024 and the year ended December 31, 2023 and accompanying notes thereto filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A of which this Exhibit 99.3 is a part.

The unaudited pro forma condensed combined statements of operations reflect adjustments to conform the classification of expenses in the Asset’s historical statements of revenues and direct operating expenses to SandRidge’s classification for similar expenses, based on currently available information and certain estimates and assumptions that the Company believes are reasonable. Therefore, the actual impact of the Transaction may differ from the adjustments made to the unaudited pro forma condensed combined statements of operations. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the period presented as if the Transaction had been consummated earlier, and that all adjustments necessary to present fairly the unaudited pro forma condensed combined statements of operations have been made. The pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined statements of operations presented below.

The unaudited pro forma condensed combined statements of operations are not intended to represent what the Company’s results of operations would have been had the Transaction actually been consummated on the assumed date nor does it purport to project the future operating results of the combined company following the Transaction. The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the Transaction, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. The unaudited pro forma condensed combined statements of operations also exclude the effects of costs of integration activities that may result from the Transaction. As a result, future results may vary significantly from the results reflected in the pro forma condensed combined statements of operations and should not be relied on as an indication of the future results of the Company.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024

	SandRidge Historical	Seller Historical	Reclassification Adjustments (Note 3)		Transaction Adjustments (Note 3)		Pro Forma Combined
Revenues
Oil, natural gas and NGL	$86,317	$45,018	$—		$(4,019)	(c)	$127,316
Total revenues	86,317	45,018	—		(4,019)		127,316
Expenses
Direct Operating Expenses	—	6,631	(6,631)	(a)	—		—
Lease operating expenses	28,734	—	4,251	(a)	(376)	(c)	32,609
Production, ad valorem, and other taxes	5,550	—	2,380	(a)	(261)	(c)	7,669
Depreciation and depletion — oil and natural gas	16,771	—	—		11,409	(b)	28,180
Depreciation and amortization — other	4,947	—	—		—		4,947
General and administrative	8,686	—	—		—		8,686
Restructuring expenses	341	—	—		—		341
(Gain) loss on derivative contracts	(1,866)	—	—		—		(1,866)
Other operating (income) expense, net	24	—	—		—		24
Total expenses	63,187	6,631	—		10,772		80,590
Income from operations	23,130	38,387	—		(14,791)		46,726
Other income (expense)
Interest income (expense), net	6,742	—	—		(4,225)	(d)	2,517
Other income (expense), net	92	—	—		—		92
Total other income (expense)	6,834	—	—		(4,225)		2,609
Income (loss) before income taxes	29,964	38,387	—		(19,016)		49,335
Income tax (benefit) expense	(15,439)	—	—		—		(15,439)
Net income (loss)	$45,403	$38,387	$—		$(19,016)		$64,774
Net income (loss) per share
Basic	$1.22						$1.75
Diluted	$1.22						$1.74
Weighted average number of common shares outstanding
Basic	37,087						37,087
Diluted	37,150						37,150

See accompanying notes to unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023

	SandRidge Historical	Seller Historical	Reclassification Adjustments (Note 3)		Transaction Adjustments (Note 3)		Pro Forma Combined
Revenues
Oil, natural gas and NGL	$148,641	$38,661	$—		$—		$187,302
Total revenues	148,641	38,661	—		—		187,302
Expenses
Direct Operating Expenses	—	7,112	(7,112)	(a)	—		—
Lease operating expenses	41,862	—	5,098	(a)	—		46,960
Production, ad valorem, and other taxes	10,870	—	2,014	(a)	—		12,884
Depreciation and depletion — oil and natural gas	15,657	—	—		17,536	(b)	33,193
Depreciation and amortization — other	6,518	—	—		—		6,518
General and administrative	10,735	—	—		—		10,735
Restructuring expenses	406	—	—		—		406
Employee termination benefits	19	—			—		19
(Gain) loss on derivative contracts	(1,447)	—	—		—		(1,447)
Other operating (income) expense, net	(157)	—	—		—		(157)
Total expenses	84,463	7,112	—		17,536		109,111
Income from operations	64,178	31,549	—		(17,536)		78,191
Other income (expense)
Interest income (expense), net	10,552	—	—		(5,912)	(d)	4,640
Other income (expense), net	87	—	—		—		87
Total other income (expense)	10,639	—	—		(5,912)		4,727
Income (loss) before income taxes	74,817	31,549	—		(23,448)		82,918
Income tax (benefit) expense	13,960	—	—		—		13,960
Net income (loss)	$60,857	$31,549	$—		$(23,448)		$68,958
Net income (loss) per share
Basic	$1.65						$1.87
Diluted	$1.64						$1.86
Weighted average number of common shares outstanding
Basic	36,939						36,939
Diluted	37,134						37,134

See accompanying notes to unaudited pro forma condensed combined statements of operations.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined statements of operations were prepared based on the historical consolidated financial statements of the Company and the historical Statement of Revenues and Direct Operating Expenses of the Assets related to the Transaction. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 were prepared assuming the Transaction occurred on January 1, 2023.

The statements of revenues and direct operating expenses for the Assets, which is being presented in accordance with Article 3-05 of Regulation S-X, represents an abbreviated financial statement that includes less information about the historical operations associated with the Transaction or about our current and future results as the owner of the Assets than full financial statements. For example, the statement of revenues and direct operating expenses does not include information about capital structure, interest expense, entity-level taxes, or depreciation, depletion and amortization and certain overhead recoveries allowed for under our joint operating agreements.

The unaudited pro forma condensed combined statements of operations reflects pro forma adjustments that are described in the accompanying notes and are based on currently available information and certain estimates and assumptions that SandRidge believes are reasonable, however, actual results may differ from those reflected. In SandRidge’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined statements of operations do not purport to represent what SandRidge’s financial position or results of operations would have been if the Transaction had actually occurred on the dates indicated above, nor is it indicative of SandRidge’s future financial position or results of operations. The unaudited pro forma condensed combined statements of operations should be read in conjunction with the historical consolidated financial statements and related notes of SandRidge and the Seller, as applicable, for the period presented.

2. Pro Forma Acquisition Accounting

In August 2024, we consummated the acquisition contemplated by the PSA, pursuant to which we acquired the Assets for aggregate consideration of $123.8 million, subject to a customary final post-closing settlement between Purchaser and Seller. The purchase consideration was funded using cash on hand. The Transaction was accounted for as an asset acquisition. The table below represents the preliminary allocation of the total cost of the Transaction to the assets acquired and liabilities assumed, as follows:

(in thousands)
Total Cost
Cash at closing	$101,686
Holdback and escrow(1)	22,159
Total Consideration	$123,845

Allocation of Total Consideration
Assets
Oil and natural gas properties	$129,681
Total Assets	$129,681

Liabilities
Accounts payable and accrued expenses	$5,836
Total liabilities assumed	5,836
Net Assets Acquired and Liabilities Assumed	$123,845
__________________
(1)     Represents payments held back and contingent upon additional title diligence, conveyance of interest in a certain well, well performance adjustments, among other factors.

3. Pro Forma Adjustments

The unaudited pro forma condensed combined statements of operations have been prepared to illustrate the effect of the Transaction and has been prepared for informational purposes only.

The preceding unaudited pro forma condensed combined statements of operations have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to disclose Management Adjustments.

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statements of operations:

(a)Seller reclassification and conforming adjustments:
i.Reflects reclassification for the nine-months ended September 30, 2024 of approximately $6.6 million from Direct Operating Expenses to the respective operating expenses by category: $4.3 million to Lease operating expenses and $2.4 million million to Production, ad valorem, and other taxes).
ii.Reflects reclassification for the year ended December 31, 2023 of approximately $7.1 million from Direct Operating Expenses to the respective operating expenses by category: $5.1 million to Lease operating expenses and $2.0 million to Production, ad valorem, and other taxes).

(b)Depreciation and depletion – oil and natural gas related to the Transaction for the nine months ended September 30, 2024 and for the year ended December 31, 2023 was calculated using the unit-of-production method under the full cost method of accounting, and adjusts for (i) the increase in depreciation and depletion – oil and natural gas reflecting the relative fair values and production volumes attributable to the Transaction and (ii) the revision to the Company’s depletion rate reflecting the reserve volumes acquired in the Transaction.

(c)SandRidge Historical results include the benefit of financial contributions of the acquired assets for the month ended September 30, 2024. The Transaction Adjustment accounts for this contribution in the Pro Forma Combined.

(d)Interest income adjustment related to the Transaction was calculated using an average interest rate for the period and $123.8 million in consideration.

4. Supplemental Pro Forma Oil and Natural Gas Reserves Information

Estimated Oil, Natural Gas and NGL Reserve Quantities

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserves information as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2023.

The pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Transaction been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K and in comparable “Risk Factors” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K.

	Oil (MBbls)
	SandRidge Historical	Seller Historical	Pro Forma Combined
Proved developed and undeveloped reserves
As of December 31, 2022	8,421	1,288	9,709
Revisions of previous estimates	(1,027)	116	(911)
Acquisitions of new reserves	453	—	453
Extensions and discoveries	283	1,041	1,324
Sales of reserves in place	(26)	—	(26)
Production	(1,047)	(432)	(1,479)
As of December 31, 2023	7,057	2,013	9,070
Proved developed reserves
As of December 31, 2022	8,421	588	9,009
As of December 31, 2023	7,057	1,624	8,681
Proved undeveloped reserves
As of December 31, 2022	—	700	700
As of December 31, 2023	—	389	389

Totals may not sum or recalculate due to rounding

	NGL (MBbls)
	SandRidge Historical	Seller Historical	Pro Forma Combined
Proved developed and undeveloped reserves
As of December 31, 2022	25,433	1,323	26,756
Revisions of previous estimates	(8,200)	149	(8,051)
Acquisitions of new reserves	379	—	379
Extensions and discoveries	357	1,559	1,916
Sales of reserves in place	(49)	—	(49)
Production	(1,705)	(223)	(1,928)
As of December 31, 2023	16,215	2,808	19,023
Proved developed reserves
As of December 31, 2022	25,433	609	26,042
As of December 31, 2023	16,215	2,304	18,519
Proved undeveloped reserves
As of December 31, 2022	—	714	714
As of December 31, 2023	—	505	505

Totals may not sum or recalculate due to rounding

	Natural Gas (MMcf)
	SandRidge Historical	Seller Historical	Pro Forma Combined
Proved developed and undeveloped reserves
As of December 31, 2022	242,822	6,676	249,498
Revisions of previous estimates	(36,464)	921	(35,543)
Acquisitions of new reserves	5,474	—	5,474
Extensions and discoveries	3,431	8,038	11,469
Sales of reserves in place	(427)	—	(427)
Production	(20,403)	(1,294)	(21,697)
As of December 31, 2023	194,433	14,342	208,775
Proved developed reserves
As of December 31, 2022	242,822	3,044	245,866
As of December 31, 2023	194,433	11,811	206,244
Proved undeveloped reserves
As of December 31, 2022	—	3,633	3,633
As of December 31, 2023	—	2,531	2,531

Totals may not sum or recalculate due to rounding

Standardized measure of discounted future net cash flows

The following tables present the estimated pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) as of December 31, 2023. The pro forma standardized measure information set forth below gives effect to the Transaction as if it had been completed on January 1, 2023. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the historical financial statements included in the Company’s Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions as of December 31, 2023.

The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Transaction been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in the Company’s Annual Report on Form 10-K.

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2022 is as follows (in thousands):

	December 31, 2023
	SandRidge Historical	Seller Historical	Pro Forma Combined
Future cash inflows from production	$1,204,568	$232,213	$1,436,781
Future production costs	(627,715)	(64,190)	(691,905)
Future development costs	(39,288)	(13,381)	(52,669)
Future income tax expenses	—	(83)	(83)
Undiscounted future net cash flows	537,565	154,559	692,124
10% annual discount	(241,272)	(58,835)	(300,107)
Standardized measure of discounted future net cash flows	$296,293	$95,724	$392,017

Changes in standardized measure

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2023 are as follows (in thousands):

	Year Ended December 31, 2023
	SandRidge Historical	Upland Exploration Transaction	Pro Forma Combined
Beginning present value	$806,865	$57,579	$864,444
Changes during the year
Revenues less production	(95,909)	(32,592)	(128,501)
Net changes in prices, production and other costs	(372,897)	(26,069)	(398,966)
Development costs incurred	645	26,660	27,305
Net changes in future development costs	(1,307)	—	(1,307)
Extensions and discoveries	18,422	55,727	74,149
Revisions of previous quantity estimates	(171,758)	7,216	(164,542)
Accretion of discount	81,066	5,758	86,824
Net change in income taxes	3,798	(52)	3,746
Purchases of reserves in-place	14,450	—	14,450
Sales of reserves in-place	(1,394)	—	(1,394)
Timing differences and other	14,312	1,497	15,809
Net change for the year	(510,572)	38,145	(472,427)
Ending present value	$296,293	$95,724	$392,017